AMENDMENT NO. 1
to the
INCENTIVE AGREEMENT
FOR THE GRANT OF RESTRICTED STOCK UNITS
UNDER THE
INTERNATIONAL SHIPHOLDING CORPORATION 2011 STOCK INCENTIVE PLAN

This AMENDMENT (the “Amendment”), effective as of April 23, 2013, amends the incentive agreement for the grant of restricted stock units entered into as of May 7, 2012 (the “Agreement”) by and between International Shipholding Corporation, a Delaware corporation (“ISC”), and ________________ (the “Award Recipient”).  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Agreement or the International Shipholding Corporation 2011 Stock Incentive Plan.

WHEREAS, the Award Recipient currently holds unvested RSUs that were granted to him under the Agreement; and

WHEREAS, the Committee has determined to accelerate the vesting of the Award Recipient’s outstanding unvested RSUs and the Award Recipient has agreed that the payout for his Relative Performance-Based RSUs (which are the only outstanding performance awards for which the performance period has not ended) will be calculated using a one-year, rather than three-year, TSR;

NOW THEREFORE, the Award Recipient and the Company agree as follows:

1. Time-Based RSUs.  Section 1.3(b) of the Agreement is hereby revised to read, in its entirety, as follows:  “The Time-Based RSUs shall vest on May 7, 2013 if, except as provided in Section 1.6, the Award Recipient remains employed by the Company on such date.”

2. Absolute Performance-Based RSUs.  The last clause of Section 1.4(b)(iii) of the Agreement is hereby revised to read, in its entirety, as follows:  “while the remaining two-thirds will vest and be paid out on April 23, 2013 based on performance as calculated under Section 1.4(b)(i).”

3. Relative Performance-Based RSUs.  The introductory sentence of Section 1.5(b) of the Agreement is hereby revised, in its entirety, to read as follows:  “On April 23, 2013, depending upon the one-year total shareholder return of ISC over the period from January 1, 2012 through December 31, 2012 (the “Relative Performance Period”) as measured against peer performance over the same period, the Relative Performance-Based RSUs shall vest and the Award Recipient shall be entitled to receive a number of shares of Common Stock, determined as follows:”.

4. Full Force and Effect of the Agreement.  Except as hereby specifically amended, modified or supplemented, the Agreement is hereby confirmed and ratified in all respects by each party hereto and shall be and remain in full force and effect according to its terms.

5. Enforceability.  Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the date first written above.

INTERNATIONAL SHIPHOLDING CORPORATION:

By:

Name:

Title:

AWARD RECIPIENT:

Name: